EXHIBIT 10.1(a)

AMENDMENT AGREEMENT AND WAIVER dated as of April 23, 2004 (this “Amendment”), to the Amended and Restated Credit Agreement dated as of October 14, 2003 (the “Existing Credit Agreement”), among CB RICHARD ELLIS SERVICES, INC., a Delaware corporation (the “Borrower”), CB RICHARD ELLIS GROUP, INC., a Delaware corporation formerly named CBRE HOLDING, INC. (“Holdings”), the lenders party thereto (the “Existing Lenders”), and CREDIT SUISSE FIRST BOSTON, as administrative agent (in such capacity, the “Administrative Agent”) and as collateral agent (in such capacity, the “Collateral Agent”) for the Existing Lenders.

A. The Borrower, Holdings, the Administrative Agent and certain lenders party thereto (the “Original Lenders”) previously entered into that certain Credit Agreement dated as of July 20, 2001, as amended and restated as of May 22, 2003 (the “Original Credit Agreement”), under which certain of the Original Lenders made term loans (the “Original Term Loans”) to the Borrower.

B. The Borrower, Holdings, the Administrative Agent, the Required Lenders (under and as defined in the Original Credit Agreement) and certain lenders party thereto entered into that certain Amendment Agreement dated as of October 14, 2003, effecting a further amendment and restatement of the Original Credit Agreement in the form of the Existing Credit Agreement, pursuant to which the Term Lenders (such term, and each other capitalized term used but not defined herein, having the meaning assigned to it in the Existing Credit Agreement) made term loans to the Borrower in an aggregate principal amount of $300,000,000 (of which $295,000,000 aggregate principal amount (the “Existing Term Loans”) is outstanding on the date hereof), the proceeds of which were used by the Borrower, among other things, to prepay in full the Original Term Loans.

C. Holdings has filed with the Securities and Exchange Commission a Registration Statement on Form S-1, pursuant to which it intends to issue and sell shares of its Class A common stock (the “Common Stock”) and to receive Net Cash Proceeds therefrom (the “IPO”; the Net Cash Proceeds received by Holdings from the IPO, the “IPO Proceeds”)

D. The Borrower and Holdings have informed the Administrative Agent that they intend to use the IPO Proceeds to prepay, redeem, repurchase or otherwise retire Senior Unsecured Notes, Senior Subordinated Notes and/or Holdco Notes (collectively, the “Existing Debt”).

E. The Borrower and Holdings have requested that the Existing Credit Agreement be amended and restated in the form of Exhibit A attached hereto (the “Restated Credit Agreement”) to allow, among other things, the Borrower to borrow new term loans on the Restatement Date in an aggregate principal amount not in excess of $295,000,000, subject to the terms and conditions set forth herein and in the Restated Credit Agreement, the proceeds of which will be used by the Borrower solely to prepay in full the Existing Term Loans. The Borrower and Holdings have also requested that the

Incremental Revolving Facility Amount be increased to $60,000,000 and that certain of the terms of any commitments to be provided thereunder be permitted to differ from the terms of the Revolving Credit Commitments.

F. Holdings and the Borrower have also informed the Administrative Agent that they desire to prepay, redeem, repurchase or otherwise retire certain Existing Debt prior to December 31, 2004, regardless of whether the IPO is consummated or the Restated Credit Agreement becomes effective, and they have requested that the Required Lenders waive compliance by Holdings and the Borrower with the provisions of Section 6.09(b) of the Existing Credit Agreement to allow the same.

G. The Required Lenders are willing so to amend and restate the Existing Credit Agreement and to grant such waiver, in each case subject to the terms and conditions set forth herein.

Accordingly, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. Amendment and Restatement of Existing Credit Agreement. Holdings, the Borrower and the Required Lenders agree that the Existing Credit Agreement (including all exhibits and schedules thereto) shall be amended and restated on the Restatement Date, such that on the Restatement Date the terms set forth in Exhibit A hereto shall replace the terms of the Existing Credit Agreement. As used in the Restated Credit Agreement, the terms “Agreement”, “this Agreement”, “herein”, “hereinafter”, “hereto”, “hereof”, and words of similar import shall, unless the context otherwise requires, mean, from and after the replacement of the terms of the Existing Credit Agreement by the terms of the Restated Credit Agreement, the Restated Credit Agreement.

SECTION 2. Waiver. The Required Lenders hereby waive compliance by Holdings and the Borrower with the provisions of Section 6.09(b) of the Existing Credit Agreement to the extent, but only to the extent, necessary to permit Holdings and/or the Borrower to use up to $30,000,000 of proceeds of Revolving Loans, Swingline Loans and/or cash on hand to prepay, redeem, repurchase or otherwise retire (collectively, “Repurchase”) Existing Debt; provided that, at the time of each such Repurchase and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing (the “Waiver”).

SECTION 3. Representations and Warranties. To induce the other parties hereto to enter into this Amendment, Holdings and the Borrower represent and warrant to each of the Lenders, the Administrative Agent, the Issuing Bank and the Collateral Agent that, after giving effect to this Amendment, (a) the representations and warranties set forth in Article III of the Existing Credit Agreement are true and correct in all material respects on and as of the date hereof, except to the extent such representations and warranties expressly relate to an earlier date; and (b) no Default or Event of Default has occurred and is continuing.

SECTION 4. Effectiveness. (a) The Waiver shall become effective as of the date set forth above on the date (the “Signing Date”) on which the Administrative Agent shall have received counterparts of this Amendment that, when taken together, bear the signatures of the Borrower, Holdings, the Subsidiary Guarantors and the Required Lenders.

(b) The Restated Credit Agreement shall become effective on the date on or after the Signing Date on which each of the conditions in Section 4.02 of the Restated Credit Agreement is satisfied (the “Restatement Date”); provided, however, that if the Restatement Date does not occur on or before September 30, 2004, then the Restated Credit Agreement shall be of no force or effect and, subject to the Waiver, the Existing Credit Agreement shall continue in full force and effect.

SECTION 5. Effect of Amendment. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Lenders, the Issuing Bank, the Collateral Agent or the Administrative Agent under the Existing Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Existing Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle any Loan Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Existing Credit Agreement, the Restated Credit Agreement or any other Loan Document in similar or different circumstances. This Amendment shall apply and be effective only with respect to the provisions of the Existing Credit Agreement specifically referred to herein. After the Signing Date and until the Restatement Date, any reference to the Credit Agreement shall mean the Existing Credit Agreement, as modified hereby. This Amendment shall constitute a “Loan Document” for all purposes of the Existing Credit Agreement and the other Loan Documents.

SECTION 6. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same contract. Delivery of an executed counterpart of a signature page of this Amendment by facsimile transmission shall be as effective as delivery of a manually executed counterpart hereof.

SECTION 7. Applicable Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 8. Acknowledgement of Guarantors. Each of the Guarantors hereby acknowledges its receipt of a copy of this Amendment (including Exhibit A attached hereto) and its review of the terms and conditions of this Amendment and the Restated Credit Agreement, and each of the Guarantors hereby consents to the terms and conditions of this Amendment and the Restated Credit Agreement and the transactions contemplated hereby and thereby, and hereby confirms its guarantee and, as applicable, its grant of Collateral under the Collateral Agreement and agrees that, notwithstanding the effectiveness of the Restated Credit Agreement, such guarantee and any such grant of Collateral shall continue to be in full force and effect and shall inure to the benefit of the Secured Parties.

SECTION 9. Headings. The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

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